EXHIBIT 3.4


                            ARTICLES OF INCORPORATION
                                       OF
                             NECI ACQUISITION, INC.


      The undersigned, acting as incorporator of NECI ACQUISITION, INC., under the Florida Business Corporation Act (the "Act"), adopts the following Articles of Incorporation:

                                    ARTICLE I
                                      NAME

         The name of the corporation is NECI ACQUISITION, INC.

                                   ARTICLE II
                                     ADDRESS

      The street and mailing address of the corporation is 33 South Wood Avenue, Suite 600, Iselin, New Jersey 08830.

                                   ARTICLE III
                                    DURATION

      The duration of the corporation shall be perpetual.

                                   ARTICLE IV
                                     PURPOSE

      The purpose of the Corporation shall be to engage in any and all business permitted according to the laws of the United States and Florida.

                                    ARTICLE V
                                  CAPITAL STOCK

      The aggregate number of shares which the Corporation shall have the authority to issue shall consist of One Hundred Thousand (100,000) shares of common stock having a $0.001 par value (the "Common Stock") and Fifty Thousand (50,000) shares of Preferred Stock having a $0.001 par value (the "Preferred Stock"). The Common Stock and Preferred Stock may be issued for such consideration as may be fixed from time to time by the Board of Directors of the Corporation (the "Board"). The Board may issue such shares of Common Stock and/or Preferred Stock in one or more series, with such voting powers, designation, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions.



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                                   ARTICLE VI
                           REGISTERED OFFICE AND AGENT

      The street address of the Corporation's registered office shall be 201 South Biscayne Boulevard, Suite 2000, Miami, Florida 33131 and the registered agent for the Corporation at that address shall be Harris Siskind.

                                   ARTICLE VII
                               BOARD OF DIRECTORS

      The business and affairs of the Corporation shall be managed under the direction of a Board of Directors, which shall initially be composed of two (2) members. The number of Directors may be increased or decreased from time to time in accordance with the terms of the Act, but shall never be less than one (1). The names and addresses of the initial members of the Board of Directors are as follows:

                                 Joseph Donohue
                         33 South Wood Avenue, Suite 600
                            Iselin, New Jersey 08830

                                 Robert Farrell
                         33 South Wood Avenue, Suite 600
                            Iselin, New Jersey 08830

                                  ARTICLE VIII
                                     BYLAWS

      The power to adopt, alter, amend or repeal Bylaws shall be vested in the Board, except that the Board may not amend or repeal any Bylaw adopted by the shareholders if the shareholders specifically provide that the Bylaw is not subject to amendment or repeal by the Board.

                                   ARTICLE IX
                              AMENDMENT TO ARTICLES

      The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by law, and all rights conferred upon shareholders herein are granted subject to this reservation.

                                    ARTICLE X
                                  INCORPORATOR

      The name and street address of the Incorporator to these Articles of Incorporation is Harris Siskind, Kirkpatrick & Lockhart LLP, 20th Floor, 201 South Biscayne Blvd., Miami, Florida 33131.

      IN WITNESS WHEREOF, the undersigned incorporator has executed these Articles of Incorporation, this /s/27th day of August, 2004.


                                                 /s/Harris Siskind
                                                 ----------------------------
                                                 Harris Siskind, Incorporator

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                   CERTIFICATE OF ACCEPTANCE OF RESIDENT AGENT

                                       OF

                              NECI ACQUSITION, INC.


      Having been named to accept service of process for NECI ACQUISITION, INC., at the place designated in the foregoing Articles of Incorporation, Harris Siskind agrees to act in this capacity and is familiar with and accepts the obligations provided in Section 607.0505 of the Florida Business Corporation Act.

           Dated this /s/27th day of August, 2004.


                                               /s/Harris Siskind
                                               ----------------------------
                                               Harris Siskind, Registered Agent